Exhibit 99.2

Exhibit 99.2

MERGER TRANSACTION INVESTOR PRESENTATION

May 25, 2006

PRESENTATION TOPICS

Welcome / Introductions Stuart Marvin

Executive Vice President – Accredited

Transaction Summary James Konrath

Chairman & Chief Executive Officer – Accredited

Questions and Answers James Konrath

Jay Meyerson, Chairman & CEO – Aames Joseph Lydon, President & Chief Operating Officer – Accredited Stuart Marvin John Buchanan, Chief Financial Officer—Accredited

1

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this presentation, including without limitation the expected benefits of the merger, constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by these forward-looking statements due to a number of factors, including but not limited to: interest rate volatility and the level of interest rates generally; the nature and amount of competition and the availability of alternative loan products not offered by the company; general political and economic conditions; the sustainability of loan origination volumes; the availability of financing for the origination of mortgage loans; the ability of the company to sell or securitize mortgage loans; the company’s ability to grow its portfolio; the ability of the company to manage costs; and other risk factors as outlined in Accredited Home Lenders Holding Co.’s and Aames Investment Corporation’s annual reports on Form 10-K for the period ended December 31, 2005, their reports on Form 10-Q for the first quarter of 2006, and other documents filed with the SEC.

2

AGENDA – ACCREDITED/AAMES MERGER

Overview

Transaction Terms Rationale Expected Results Summary Questions and Answers

3

OVERVIEW

Accredited Home Lenders Holding Co. Will Acquire Aames Investment Corporation in a Merger Transaction

4

OVERVIEW

Accredited

Market cap of $1.1 billion Based in San Diego, CA Leading non-prime mortgage company Top wholesale channel originator – #10 non-prime wholesale 540% cumulative return since IPO

2,626 employees

Aames

Market cap of $325mm Based in Los Angeles, CA Leading non-prime residential mortgage REIT

Top retail channel originator – #11 non-prime retail More than 50 years in the mortgage industry 2,080 employees

Source for rankings: National Mortgage News Other data as of March 31, 2006

5

TRANSACTION TERMS

Term Summary

Transaction value1 $340 million transaction value

$109 million to be paid in cash, less any REIT dividends

0.0700 common shares of Accredited stock for each share of

Aames common stock (subject to cash / stock election)

Consideration mix 68% stock / 32% cash

Tax free to Aames shareholders except for cash portion

Governance 7 Accredited Board members

2	Aames Board members

Ownership 83% Accredited / 17% Aames

Conditions to closing HSR approval

Accredited and Aames stockholders’ approval

Tax opinion

Estimated closing Third quarter 2006

1Based on Accredited stock price of $51.94 as of close May 24, 2006

6

RATIONALE

Accredited Strengths

1) Strength in management

2) Strong profitable wholesale channel

3) Profitable retail channel (45 branches)

4) Proven profit culture

5) Low cost leader

6) Excellent credit quality

Aames Strengths

1) Tenured management team

2) 50 year old franchise

3) Strong profitable retail platform (76 branches)

4) Disciplined cost management

5) Recognized retail brand

6) Commitment to customer service and regulatory compliance

7

LEADING ORIGINATION PLATFORM

Total 2005 Originations

Wholesale Retail $16.6bn

10%

90% $6.7bn

41%

59%

Non-prime # 13 retail # 11 retail # 6 retail

rankings: # 10 wholesale # 22 wholesale # 7 wholesale

Source for rankings: National Mortgage News

8

COMPLEMENTARY CREDIT CHARACTERISTICS

Accredited Aames

FICOs 636 613

LTV 81.6% 78.4%

(1st mortgage only)

Average loan size $168,794 $148,871

CA concentration 16% 24%

Interest-only 10% 2%

Purchase % 41% 36%

Refi % 59% 64%

1st quarter 2006 originations

9

SERVICING SCALE

Servicing Portfolio $9,604 $5,618 $15,222

Non-prime

servicer rankings: # 24 # 29 # 19

Comments

Leverage best practices from Accredited

Results in servicing efficiencies and reduced cost to service

As of March 31, 2006

Source for rankings: National Mortgage News

10

SYNERGIES

Costs

Leverage scale in wholesale and retail platforms Eliminate redundant overhead

Capital Markets

Improved execution in whole loan sales Reduction in warehouse funding costs

Single-seller asset-backed commercial paper conduit Tighter ABS spreads

Management – Combine two strong management teams Taxes – Utilization of net operating loss carry-forward

11

MERGER HIGHLIGHTS

Leverage remains consistent with Accredited’s historical levels Continued strong liquidity

Cash portion of transaction financed with on-balance sheet cash Total financing capacity in excess of $7 billion, including $1 billion single-seller commercial paper conduit

On-balance sheet loan portfolio of $14.3 billion Total retail branches = 116 Total broker network in excess of 14,000

Note: Pro forma LHFI before mark-up

12

FINANCIAL IMPACT

Accretive 5 – 10% to 2007 earnings

Reduction in cost to originate Reduced cost of funds Better capital markets execution Reduction of administrative overhead

First quarter post-closing dilutive impact on EPS of $1.00-$1.30 per share

Approximately 4.4 million incremental shares issued at closing Revenue from LHFI and LHFS limited due to recording at fair value under purchase accounting

13

SUMMARY

Strategic consolidation transaction in the sector Accretive in 2007 Exceptional stockholder value creation Significant cost and operational synergies

Improved scale in retail, wholesale, and servicing platforms Transaction value $340 million, approximately $109 million in cash Strong balance sheet Anticipated transaction close in third quarter 2006

14

QUESTIONS & ANSWERS

15

ADDITIONAL INFORMATION

In connection with the pending transaction, Accredited Lenders Holding Co. (“Accredited”) will file with SEC a Registration Statement on Form S-4 containing a Proxy Statement / Prospectus for the stockholders of Aames Investment Corporation (“Aames”). Aames stockholders are urged to read the Registration Statement and the Proxy Statement / Prospectus when they are available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about Accredited, Ames and the proposed transaction. The final Proxy Statement / Prospectus will be mailed to stockholders of Aames after the Registration Statement is declared effective by the SEC. Aames stockholders will be able to obtain the Registration Statement, the Proxy Statement / Prospectus and any other relevant filed documents for free at the SEC’s website (www.sec.gov). These documents can also be obtained for free from Accredited Home Lenders by Directing a request to Investor Relations, 15090Avenue of Science, San Diego, CA 92128.

Accredited, Aames and their respective directors and officers may be deemed to be participants in the solicitation of approvals for Aames stockholders in respect of the proposed transaction. Information regarding the participants of Accredited and Aames will be available in the Proxy Statement /s Prospectus, which will be filed with the SEC. Additional information regarding the interests of such participants will be included in the Registration Statement containing the Proxy Statement / Prospectus that will be filed with the SEC.

16